UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2016

 NETGEAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose, CA 95134
(Address, including zip code, of principal executive offices)

(408) 907-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 3, 2016, at the Company's headquarters located at 350 East Plumeria Drive, San Jose, California, 95134, pursuant to the Notice sent on or about April 20, 2016 to all stockholders of record at the close of business on April 4, 2016.

At the meeting, 29,296,272 shares were represented in person or by proxy, which constituted a quorum. The results of the five proposals were as follows:

1. The election of nine (9) directors to serve until the next Annual Meeting of Stockholders:

	For	Withheld	Broker Non-votes
Jocelyn E. Carter-Miller	27,385,037	24,947	1,886,288
Ralph E. Faison	27,328,494	81,490	1,886,288
Jef T. Graham	27,395,369	14,615	1,886,288
Patrick C.S. Lo	27,243,271	166,713	1,886,288
Gregory J. Rossmann	27,225,717	184,267	1,886,288
Barbara V. Scherer	27,395,111	14,873	1,886,288
Julie A. Shimer	27,292,601	117,383	1,886,288
Grady K. Summers	27,393,876	16,108	1,886,288
Thomas H. Waechter	27,383,857	26,127	1,886,288

2. Approval of the ratification of the appointment of PricewaterhouseCoopers, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016:

For:	29,111,585
Against:	176,342
Abstain:	8,345
Broker Non-Votes:	0

3. Approval of the non-binding advisory proposal regarding executive compensation:

For:	26,638,920
Against:	734,989
Abstain:	36,075
Broker Non-Votes:	1,886,288

4. Approval of the NETGEAR, Inc. 2016 Equity Incentive Plan:

For:	21,081,872
Against:	6,305,356
Abstain:	22,756
Broker Non-Votes:	1,886,288

5. Approval of an amendment to the NETGEAR, Inc. 2003 Employee Stock Purchase Plan to increase the number of shares of NETGEAR, Inc. common stock authorized for sale thereunder by 1,000,000 shares:

For:	26,834,340
Against:	253,280
Abstain:	322,364
Broker Non-Votes:	1,886,288

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC.

Dated: June 3, 2016	By:	/s/ Andrew W. Kim
Andrew W. Kim
Senior Vice President, Corporate Development and General Counsel